EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2020 Financial Results
Company Granted Exclusion from Section 301 List 3 Tariffs; Initiates Cost-Reduction Actions to Drive $30 Million in 2020 Savings

BEDFORD, Mass., April 28, 2020 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended March 28, 2020.

Colin Angle, chairman and chief executive officer of iRobot, stated, “Consistent with our announcement on March 23, the spread of novel coronavirus (COVID-19) across the globe impacted our first-quarter revenue performance as we saw disruptions to our sales and manufacturing supply chain activities and it also constrained our ability to address those challenges. The impact of lower-than-expected revenue on profitability was softened by better-than-expected gross margins associated with favorable mix shifts and pricing, combined with adjustments to short-term incentive compensation, delayed implementation of certain marketing activities and shifts in the timing of certain R&D programs. We remain focused on prioritizing the health, safety and productivity of our workforce, addressing fluid near-term customer demand, managing our cost structure and positioning our business to thrive once market conditions improve.”

Commenting on the company’s outlook moving forward, Angle noted, “Cleaning products are increasingly top of mind with consumers today, although the uncertain economic environment now facing consumers is likely to weigh heavily on when, where and whether they will buy a new Roomba® or Braava® robot. Looking ahead, we expect that our near-term revenue will be challenged as traditional retailers work down existing inventory, prioritize demand for essential products and manage through reduced operating hours, limited foot traffic and temporary store closures. Nevertheless, we have been encouraged by strong growth over the past several weeks in e-commerce sales, modestly better-than-expected sell-through trends in domestic retail stores, and solid overall demand for our Roomba® i7 and s9 robot vacuums and Braava jet m6 robot mops. Although our longer-term visibility is suboptimal, we remain optimistic for improved second-half performance versus the first half.”

Angle concluded, “We believe that our prior experience managing through turbulent macroeconomic conditions will serve us well as we move forward through these unprecedented times. In addition to the benefits of our recent tariff exclusion and ongoing focus on efficiently managing our manufacturing supply chain, we are taking actions to recalibrate our spending. I am confident that our strong financial foundation, the ongoing commitment of our teams and continued execution on our top strategic initiatives to further differentiate our robots and build our direct-to-consumer sales channel will be instrumental in helping us navigate the challenging headwinds that lie ahead.”

Financial Performance Highlights

•	Revenue for the first quarter of 2020 was $192.5 million, a decrease of 19% from $237.7 million in the first quarter of 2019.

•
The largest driver of the shortfall against the company’s February 2020 targets for first-quarter 2020 revenue was the inability to completely fulfill anticipated first-quarter demand for certain premium robots due to design-driven engineering and supply chain challenges that were unexpectedly complicated by the impact of COVID-19 on our organization, our contract manufacturers and some suppliers.

•	The first-quarter 2020 revenue performance reflected declines of 28% in the U.S., 14% in Japan and 11% in EMEA from the first quarter of 2019.

•
GAAP operating loss for the first quarter of 2020 was $20.2 million, compared with GAAP operating income of $22.3 million in the first quarter of 2019. First-quarter 2020 non-GAAP operating loss of $14.4 million decreased from non-GAAP operating income of $33.1 million in the same period one year ago.

•
GAAP net loss per share was $0.64 for the first quarter of 2020, compared with net income per share of $0.78 in the first quarter of 2019. Non-GAAP net loss per share was $0.32 for the first quarter of 2020 versus non-GAAP first-quarter 2019 earnings per share of $0.96.

•
Following authorization by iRobot’s Board of Directors for a $200 million stock repurchase program, the company repurchased 663,602 shares of its common stock at an average price of $37.65 per share during the first quarter of 2020 for a total of $25.0 million.

•
As of March 28, 2020, the company’s cash, cash equivalents and short-term investments were $263.5 million, compared with $256.4 million at the end of 2019 and $200.5 million as of March 30, 2019. The company, which has no debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Cost Reduction Actions

•
iRobot recently initiated a series of cost-reduction actions, which are expected to drive approximately $30 million in net savings during 2020. In addition, these actions support the company’s plans to accelerate certain strategic initiatives and further shift R&D engineering talent from hardware to software.

•
More specifically, the company has eliminated approximately 70 positions, primarily within its research and development organization. The headcount reduction represents approximately 5% of its workforce as of March 28, 2020. In addition, iRobot furloughed 14 sales and marketing professionals involved in supporting the company’s European in-store retail activities and reduced the scope of its 2020 hiring plans.

•	Other cost-reduction actions include realigning working media with near-term revenue, reducing short-term incentive compensation and adjusting travel costs.

•
In conjunction with the workforce reduction, the company has suspended the go-to-market plans for its Terra robot lawnmower. This decision primarily reflects the likelihood of significant delays to the company’s 2020 commercial plans for Terra caused by COVID-19 combined with the overall intensity of planned technology investment over the coming quarters.

•	iRobot expects to record a restructuring charge of approximately $2 million in the second quarter primarily for severance costs associated with the workforce reduction.

Q120 and Recent Business Highlights

•
On April 24, 2020, iRobot’s request for an exclusion for its Roomba® robot vacuums from Section 301 tariffs was granted by the United States Trade Representative. This exclusion is effective until August 7, 2020, and allows iRobot to seek a refund of Section 301 tariffs paid since September 2018.

•
In addition to naming Julie Zeiler, currently VP of Finance, to succeed Alison Dean as EVP and CFO effective May 4, iRobot also appointed current Vice President and General Manager, EMEA, JJ Blanc as Chief Commercial Officer and Charlie Kirol as Chief Supply Chain Officer.

•	The company successfully introduced the Roomba® s9 vacuum in Japan and China.

•
Continued progress in expanding the company’s community of engaged users who have opted-in to its digital communications to over 5.1 million, up 18% since the end of 2019 and 170% from the same period one year ago.

•
In early April, iRobot consolidated all of its education products and services under iRobot Education, providing access to educational robots, online resources and programming to inspire the next generation of roboticists, programmers, engineers and scientists.

•
Continued recognition of iRobot as an innovator by NPD and Fast Company, while the s9’s exceptional performance and extensive functionality received awards and rave reviews from Good Housekeeping, CES, RealHomes.com and iF International Forum Design.

•
Active involvement in several COVID-19 relief initiatives, such as donating thousands of masks from its manufacturing facilities to healthcare workers, participating in a project to repurpose Roomba filters for use in personal protective equipment, supporting a third-party organization to retrofit Roomba in Italian hospitals with a tripod and phone to connect patients with their families and releasing numerous free online and offline learning materials for both teachers and students.

Financial Expectations
On March 23, 2020, iRobot withdrew its financial expectations for 2020 as a result of the uncertainty surrounding COVID-19, including its duration and broader macroeconomic impact, as well as the evolving tariff exclusion process. Given current market conditions and suboptimal visibility, the company is not updating its outlook at this time but will share additional insight about its plans moving forward during its first-quarter 2020 results conference call.

First-Quarter 2020 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its first-quarter 2020 financial results; and discuss its outlook going forward. Pertinent conference call details include:

Date:	Wednesday, April 29
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	4191017

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q1-2020-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 6, and can be accessed by dialing 404-537-3406, passcode 4191017.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance, including with respect to revenue and operating profitability; expected savings from cost-reduction actions and restructuring charges related thereto; plans to dedicate resources to support the development of advanced outdoor navigation technology; future operating performance; and future market conditions. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 28, 2020	March 30, 2019
Revenue	$192,535	$237,661
Cost of revenue:
Cost of product revenue	114,295	115,038
Amortization of acquired intangible assets	285	3,077
Total cost of revenue	114,580	118,115
Gross profit	77,955	119,546
Operating expenses:
Research and development	36,759	35,269
Selling and marketing	36,594	38,836
General and administrative	24,573	22,907
Amortization of acquired intangible assets	254	271
Total operating expenses	98,180	97,283
Operating (loss) income	(20,225)	22,263
Other (expense) income, net	(19)	1,280
(Loss) income before income taxes	(20,244)	23,543
Income tax (benefit) expense	(2,109)	1,023
Net (loss) income	$(18,135)	$22,520

Net (loss) income per share:
Basic	$(0.64)	$0.81
Diluted	$(0.64)	$0.78

Number of shares used in per share calculations:
Basic	28,297	27,863
Diluted	28,297	28,763

Stock-based compensation included in above figures:
Cost of revenue	$527	$378
Research and development	2,478	2,379
Selling and marketing	766	802
General and administrative	1,420	3,305
Total	$5,191	$6,864

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 28, 2020	December 28, 2019
Assets
Cash and cash equivalents	$248,768	$239,392
Short term investments	14,759	17,032
Accounts receivable, net	37,013	146,161
Inventory	147,249	157,347
Other current assets	41,743	34,285
Total current assets	489,532	594,217
Property and equipment, net	79,530	75,988
Operating lease right-of-use assets	45,958	47,478
Deferred tax assets	41,071	41,791
Goodwill	118,377	118,732
Intangible assets, net	11,787	12,352
Other assets	33,778	30,195
Total assets	$820,033	$920,753

Liabilities and stockholders' equity
Accounts payable	$77,217	$116,185
Accrued expenses	55,801	81,768
Deferred revenue and customer advances	5,320	4,549
Total current liabilities	138,338	202,502
Operating lease liabilities	53,044	54,928
Deferred tax liabilities	1,054	912
Other long-term liabilities	11,058	10,342
Total long-term liabilities	65,156	66,182
Total liabilities	203,494	268,684
Stockholders' equity	616,539	652,069
Total liabilities and stockholders' equity	$820,033	$920,753

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net (loss) income	$(18,135)	$22,520
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,459	8,724
Stock-based compensation	5,191	6,864
Deferred income taxes, net	(528)	1,739
Other	1,531	1,542
Changes in operating assets and liabilities — (use) source
Accounts receivable	108,825	106,561
Inventory	9,848	(16,863)
Other current assets	(5,612)	(2,913)
Accounts payable	(41,440)	(52,744)
Accrued expenses and other liabilities	(26,405)	(22,727)
Net cash provided by operating activities	40,734	52,703

Cash flows from investing activities:
Additions of property and equipment	(7,310)	(6,004)
Change in other assets	(1,560)	(1,977)
Sales and maturities of investments	3,500	2,380
Net cash used in investing activities	(5,370)	(5,601)

Cash flows from financing activities:
Proceeds from employee stock plans	934	2,563
Income tax withholding payment associated with restricted stock vesting	(1,816)	(7,212)
Stock repurchases	(25,000)	—
Net cash used in financing activities	(25,882)	(4,649)

Effect of exchange rate changes on cash and cash equivalents	(106)	268
Net increase in cash and cash equivalents	9,376	42,721
Cash and cash equivalents, at beginning of period	239,392	130,373
Cash and cash equivalents, at end of period	$248,768	$173,094

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 28, 2020	March 30, 2019
Revenue by Geography: *
Domestic	$81,967	$114,065
International	110,568	123,596
Total	$192,535	$237,661

Units Shipped *
Vacuum	625	764
Mopping	96	112
Total	721	876

Revenue by Product Category **
Vacuum***	$170	$221
Mopping***	23	17
	$193	$238

Average gross selling prices for robot units	$315	$321

Section 301 tariff costs *	$6,609	$3,518
Section 301 tariff impact on gross and operating margin	(3.4)%	(1.5)%

Headcount	1,147	1,072

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfalls/shortfalls. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 28, 2020	March 30, 2019
GAAP Revenue	$192,535	$237,661

GAAP Gross Profit	$77,955	$119,546
Amortization of acquired intangible assets	285	3,077
Stock-based compensation	527	378
Non-GAAP Gross Profit	$78,767	$123,001
Non-GAAP Gross Profit Margin	40.9%	51.8%

GAAP Operating Expenses	$98,180	$97,283
Amortization of acquired intangible assets	(254)	(271)
Stock-based compensation	(4,664)	(6,486)
Net merger, acquisition and divestiture (income) expense	500	(152)
IP litigation expense, net	(615)	(469)
Non-GAAP Operating Expenses	$93,147	$89,905
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	48.4%	37.8%

GAAP Operating (Loss) Income	$(20,225)	$22,263
Amortization of acquired intangible assets	539	3,348
Stock-based compensation	5,191	6,864
Net merger, acquisition and divestiture (income) expense	(500)	152
IP litigation expense, net	615	469
Non-GAAP Operating (Loss) Income	$(14,380)	$33,096
Non-GAAP Operating Margin	(7.5)%	13.9%

GAAP Income Tax (Benefit) Expense	$(2,109)	$1,023
Tax effect of non-GAAP adjustments	(1,831)	1,824
Other tax adjustments	(1,384)	4,067
Non-GAAP Income Tax (Benefit) Expense	$(5,324)	$6,914

GAAP Net (Loss) Income	$(18,135)	$22,520
Amortization of acquired intangible assets	539	3,348
Stock-based compensation	5,191	6,864
Net merger, acquisition and divestiture (income) expense	(500)	152
IP litigation expense, net	615	469
(Gain) loss on strategic investments	(87)	57
Income tax effect	3,215	(5,891)
Non-GAAP Net (Loss) Income	$(9,162)	$27,519

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 28, 2020	March 30, 2019
GAAP Net (Loss) Income Per Diluted Share	$(0.64)	$0.78
Amortization of acquired intangible assets	0.02	0.12
Stock-based compensation	0.19	0.24
Net merger, acquisition and divestiture (income) expense	(0.02)	—
IP litigation expense, net	0.02	0.02
(Gain) loss on strategic investments	—	—
Income tax effect	0.11	(0.20)
Non-GAAP Net (Loss) Income Per Diluted Share	$(0.32)	$0.96

Number of shares used in diluted per share calculation	28,297	28,763

Section 301 Tariff Costs
Section 301 tariff costs	$6,609	$3,518
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(3.4)%	(1.5)%
Impact of Section 301 tariff costs to net (loss) income per diluted share (GAAP & non-GAAP)	$(0.23)	$(0.12)

Supplemental Information
Days sales outstanding	18	21
Days in inventory	118	144